EXHIBIT 99.1

Varonis Announces First Quarter 2023 Financial Results

Annual recurring revenues grew 18% year-over-year
37% SaaS mix of new business and upsell ARR in the first quarter
Year-to-date cash from operations generated of $36.8 million vs. $24.5 million last year
Year-to-date free cash flow generated of $35.7 million vs. $21.0 million last year

NEW YORK, May 01, 2023 (GLOBE NEWSWIRE) --  Varonis Systems, Inc. (Nasdaq: VRNS), a leader in data security, today announced financial results for the first quarter ended March 31, 2023.

Yaki Faitelson, Varonis CEO, said, "It is clear that the simplicity and the automated protection of Varonis SaaS is resonating with our customers and our sales force, which leaves me optimistic about our SaaS transition, in spite of the economic slowdown that is impacting our customers.”

Guy Melamed, Varonis CFO & COO, added, "Strong initial adoption from our customers, led to a better-than-expected first quarter SaaS mix of 37% vs. guidance of 15%. Despite this higher mix revenue headwind, first quarter revenue came in near the top end of our guidance range, which highlights the solid start to the year and gives us the confidence to raise our full-year SaaS mix and ARR guidance."

Financial Summary for the First Quarter Ended March 31, 2023

  Total revenues increased 12% to $107.3 million, compared with $96.3 million in the first quarter of 2022.
  Subscription revenues were $83.0 million, compared with $69.0 million in the first quarter of 2022.
  Maintenance and services revenues were $24.4 million, compared with $27.3 million in the first quarter of 2022.
  GAAP operating loss was ($43.1) million, compared to GAAP operating loss of ($48.1) million in the first quarter of 2022.
  Non-GAAP operating loss was ($4.3) million, compared to non-GAAP operating loss of ($7.9) million in the first quarter of 2022.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three months ended March 31, 2023 and 2022. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $478.1 million as of the end of the first quarter, up 18% year-over-year.
  As of March 31, 2023, the Company had $756.3 million in cash and cash equivalents, short term deposits and marketable securities.
  During the three months ended March 31, 2023, the Company generated $36.8 million of cash from operations, compared to $24.5 million generated in the prior year period.
  During the three months ended March 31, 2023, the Company generated $35.7 million of free cash flow, compared to $21.0 million generated in the prior year period.
  Named a Leader in The Forrester Wave for Data Security Platforms
  Announced Proactive Incident Response for SaaS Customers
  Released automated posture management and least privilege automation for Microsoft 365, Google Drive, and Box to help customers effortlessly remediate security and compliance gaps

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." In addition, the tables at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow. An explanation of this measure is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

Within our outlook, we are increasing our expectation for our SaaS mix from 15% previously and now expect that SaaS will represent 35% of new business and upsell ARR for the second quarter and full year ended 2023.

For the second quarter of 2023, the Company expects:

  Revenues of $118.0 million to $120.0 million, or year-over-year growth of 6% to 8%.
  Non-GAAP operating income of $0.5 million to $1.5 million.
  Non-GAAP net income per diluted share in the range of $0.01 to $0.02, based on 127.2 million diluted shares outstanding.

For full year 2023, the Company now expects:

  ARR of $520.0 million to $528.0 million, or year-over-year growth of 12% to 14%.
  Free cash flow of $20.0 million to $25.0 million.
  Revenues of $510.0 million to $520.0 million, or year-over-year growth of 8% to 10%.
  Non-GAAP operating income of $29.0 million to $34.0 million.
  Non-GAAP net income per diluted share in the range of $0.30 to $0.34, based on 126.8 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Monday, May 1, 2023, at 4:30 p.m. Eastern Time, to discuss the Company's first quarter ended 2023 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13737641. A replay of this conference call will be available through May 8, 2023 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13737641. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842 and (v) amortization of debt issuance costs.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period; and
  Amortization of debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020, is a non-cash item.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash provided by or used in our operations that, after the investments in property and equipment, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2025.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts, maintenance contracts and SaaS contracts in effect at the end of that period. Subscription license contracts, maintenance contracts and SaaS contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; the impact of the COVID-19 global pandemic and global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transaction. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects cyber threats from both internal and external actors by analyzing data, account activity, and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. Varonis products address additional important use cases including data protection, data governance, Zero Trust, compliance, data privacy, classification, and threat detection and response. Varonis started operations in 2005 and has customers spanning leading firms in the financial services, public, healthcare, industrial, insurance, technology, consumer and retail, energy and utilities, construction and engineering and education sectors.

To find out more about Varonis, visit www.varonis.com

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended March 31,
	2023	2022

	Unaudited
Revenues:
Subscriptions	$82,974	$68,985
Maintenance and services	24,361	27,276
Total revenues	107,335	96,261

Cost of revenues	17,637	17,809

Gross profit	89,698	78,452

Operating expenses:
Research and development	44,732	43,570
Sales and marketing	68,393	64,787
General and administrative	19,689	18,180
Total operating expenses	132,814	126,537

Operating loss	(43,116)	(48,085)
Financial income, net	7,773	736

Loss before income taxes	(35,343)	(47,349)
Income taxes	(2,961)	(1,414)

Net loss	$(38,304)	$(48,763)

Net loss per share of common stock, basic and diluted	$(0.35)	$(0.45)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	108,387,402	108,204,960

Stock-based compensation expense for the three months ended March 31, 2023 and 2022 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2023	2022

	Unaudited
Cost of revenues	$2,500	$3,087
Research and development	12,523	12,600
Sales and marketing	12,762	13,096
General and administrative	8,026	7,215
	$35,811	$35,998

Payroll tax expense related to stock-based compensation for the three months ended March 31, 2023 and 2022 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2023	2022
	Unaudited
Cost of revenues	$286	$438
Research and development	107	89
Sales and marketing	1,421	2,072
General and administrative	417	622
	$2,231	$3,221

Amortization of acquired intangibles and acquisition-related expenses for the three months ended March 31, 2023 and 2022 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2023	2022
	Unaudited
Cost of revenues	$381	$381
Research and development	412	589
Sales and marketing	—	—
General and administrative	—	—
	$793	$970

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	March 31, 2023	December 31, 2022
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$248,585	$367,800
Marketable securities	280,835	236,338
Short-term deposits	226,850	128,350
Trade receivables, net	75,393	135,979
Prepaid expenses and other current assets	44,381	37,190
Total current assets	876,044	905,657
Long-term assets:
Operating lease right-of-use asset	55,692	56,772
Property and equipment, net	37,643	39,043
Intangible assets, net	2,406	2,788
Goodwill	23,135	23,135
Other assets	16,400	16,337
Total long-term assets	135,276	138,075
Total assets	$1,011,320	$1,043,732

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$708	$2,962
Accrued expenses and other short-term liabilities	107,338	115,231
Deferred revenues	109,297	110,550
Total current liabilities	217,343	228,743
Long-term liabilities:
Convertible senior notes, net	249,339	248,963
Operating lease liability	55,993	57,627
Deferred revenues	1,382	1,503
Other liabilities	5,985	4,771
Total long-term liabilities	312,699	312,864

Stockholders’ equity:
Share capital
Common stock	110	108
Accumulated other comprehensive loss	(14,381)	(9,557)
Additional paid-in capital	1,077,327	1,055,048
Accumulated deficit	(581,778)	(543,474)
Total stockholders’ equity	481,278	502,125
Total liabilities and stockholders’ equity	$1,011,320	$1,043,732

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Three Months Ended March 31,
	2023	2022

	Unaudited
Cash flows from operating activities:
Net loss	$(38,304)	$(48,763)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,891	2,679
Stock-based compensation	35,811	35,998
Amortization of deferred commissions	3,462	6,120
Noncash operating lease costs	2,367	2,326
Amortization of debt issuance costs	376	370
Amortization of premium and accretion of discount on marketable securities	(1,293)	—

Changes in assets and liabilities:
Trade receivables	60,586	53,575
Prepaid expenses and other current assets	(7,236)	(2,575)
Deferred commissions	(3,033)	(6,942)
Other long-term assets	(589)	359
Trade payables	(2,254)	(553)
Accrued expenses and other short-term liabilities	(15,794)	(12,502)
Deferred revenues	(1,374)	(5,646)
Other long-term liabilities	1,214	96
Net cash provided by operating activities	36,830	24,542

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	16,650	—
Investment in marketable securities	(59,555)	(28,372)
Proceeds from short-term and long-term deposits	4,000	1,850
Investment in short-term and long-term deposits	(102,500)	(1,853)
Purchases of property and equipment	(1,110)	(3,495)
Net cash used in investing activities	(142,515)	(31,870)

Cash flows from financing activities:
Proceeds from employee stock plans	5,853	6,111
Taxes paid related to net share settlement of equity awards	(16,864)	(28,825)
Repurchase of common stock	(2,519)	—
Net cash used in financing activities	(13,530)	(22,714)
Decrease in cash and cash equivalents	(119,215)	(30,042)
Cash and cash equivalents at beginning of period	367,800	805,761
Cash and cash equivalents at end of period	$248,585	$775,719

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended March 31,
	2023	2022

	Unaudited
Reconciliation to non-GAAP operating loss:

GAAP operating loss	$(43,116)	$(48,085)

Add back:
Stock-based compensation expense	35,811	35,998
Payroll tax expenses related to stock-based compensation	2,231	3,221
Amortization of acquired intangible assets and acquisition-related expenses	793	970
Non-GAAP operating loss	$(4,281)	$(7,896)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(38,304)	$(48,763)

Add back:
Stock-based compensation expense	35,811	35,998
Payroll tax expenses related to stock-based compensation	2,231	3,221
Amortization of acquired intangible assets and acquisition-related expenses	793	970
Foreign exchange rate differences, net	(984)	(1,963)
Amortization of debt issuance costs	376	369
Non-GAAP net loss	$(77)	$(10,168)

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	108,387,402	108,204,960
Non-GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	108,387,402	108,204,960

GAAP net loss per share of common stock - basic and diluted	$(0.35)	$(0.45)
Non-GAAP net loss per share of common stock - basic and diluted	$—	$(0.09)

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Three Months Ended March 31,
	2023	2022
	Unaudited
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$36.8	$24.5
Purchases of property and equipment	(1.1)	(3.5)
Free cash flow	$35.7	$21.0

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Twelve Months Ended December 31, 2023
	Low	High
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$28.0	$35.0
Purchases of property and equipment	(8.0)	(10.0)
Free cash flow	$20.0	$25.0